UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/30/2009

Turnstone Systems, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-28843

CA	77-0473640
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

548 Market Street, #26575
San Francisco, CA 94104
(Address of principal executive offices, including zip code)

408-907-1400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On October 30, 2009, Turnstone Systems, Inc. (the "Company") made its final liquidating distribution of remaining assets to stockholders in the amount of $0.014711 per common share. The Company has no remaining assets and no further distributions are anticipated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Turnstone Systems, Inc.

Date: October 30, 2009	By:	/s/ Eric S. Yeaman
Eric S. Yeaman
CEO & CFO